UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

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EURONET WORLDWIDE INC

(Exact name of registrant as specified in its charter)

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Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 300
Leawood, Kansas		66211
(Address of principal executive offices)		(Zip Code)

(913) 327-4200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	NASDAQ
1.375% Senior Notes due 2026	EEFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Eriberto R. Scocimara informed the Board of Directors (“Board”) of Euronet Worldwide, Inc. (the “Company”) that he was resigning as a member of the Board, including his membership on all committees of the Board, effective immediately.  Mr. Scocimara indicated that his resignation was for health reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

"Scoci Scocimara has served on the Board of Euronet since its inception in 1994. He has been a consummate and very knowledgeable Board professional, and provided me with expert advice for 26 years. We will miss his valued counsel." said Michael Brown, Chairman, Chief Executive Officer and President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Scott Claassen
Scott Claassen
General Counsel and Secretary
Date: October 7, 2020